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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) - June 7, 1994



                      WESTERN INVESTMENT REAL ESTATE TRUST
- - - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     California                         0-2809                94-6100058
- - - --------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)



3450 California Street, San Francisco, CA               94118
- - - -------------------------------------------    ---------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number
including area code                                 (415) 929-0211
- - - -------------------------------------------    ---------------------------------

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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

On June 7, 1994, Western Investment Real Estate Trust ("the Trust") completed the acquisition of three properties totaling 283,550 square feet of retail space for $34.3 million in cash. The Trust funded the purchase using $20.2 million remaining from its recent senior debt offering, $7.1 million of proceeds from the sale of properties and $7 million from its bank line of credit. The centers, located in Elk Grove, Fair Oaks and Manteca, serve the Sacramento and Central Valley areas of California. The Trust purchased the properties from Riley/Pearlman/Mitchell Company affiliated partnerships. Each property was acquired from an unrelated seller for consideration agreed upon through arm's length bargaining.

The Elk Grove property consists of an 89,600-square-foot portion of the Laguna 99 Plaza in Elk Grove, a bedroom community fifteen miles south of Sacramento. This property is located at the intersection of Highway 99 and Elk Grove Boulevard. Anchor retailers of the 200,000-square-foot center include Wal-Mart. Major tenants of the Trust's portion of the property, which is 96% leased, include Pak 'N Save Supermarket and Lyon's Restaurant. Elk Grove's population has more than doubled in the last five years to a population of 58,000 in 1993.

The Fair Oaks property consists of the 97,300-square-foot Northridge Plaza in Fair Oaks, a residential community ten miles northwest of Sacramento. Anchor retailers of this center, which is 95% leased, include Raley's supermarket and Bank of America. Fair Oaks, which is part of the greater Sacramento metropolitan area, is a mature middle and upper-middle class residential community with a population of 27,000.

The third property, located in Manteca, lies fifteen miles south of Stockton in the Central Valley area of California. The Trust acquired a 96,650-square-foot portion of the Mission Ridge Plaza, located at the intersection of Highway 120 and South Main Street. Anchor retailers of the 325,000-square-foot center include Wal-Mart and Mervyn's. Major tenants of the Trust's portion of the center include Pak 'N Save Supermarket, Fashion Bug, Clothestime and Big 5 Sporting Goods. The center is fully leased.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

Required financial information disclosures with respect to the above acquisitions will be filed within sixty (60) days of this report.

     Exhibit A - Press Release dated June 8, 1994.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                    WESTERN INVESTMENT REAL ESTATE TRUST


                                          By:  /s/Dennis D. Ryan
                                             ------------------------
                                                  Dennis D. Ryan
                                      Vice President and Chief Financial Officer




Dated:    June 20, 1994
      ------------------------


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                                                     WESTERN INVESTMENT
                                                      REAL ESTATE TRUST

P R E S S   R E L E A S E
Contact:  Barbara J. Donham, Trust  Secretary
Phone:  415/929-0211    Fax:  415/929-0905
Address:  3450 California Street, San Francisco, CA 94118
Realease  Date:  June  8, 1994

WESTERN INVESTMENT REAL ESTATE TRUST ACQUIRES THREE

COMMUNITY SHOPPING CENTERS IN CALIFORNIA

San Francisco, June 8, 1994: Western Investment Real Estate Trust

(ASE/WIR) announced today that it acquired three community shopping centers totaling 283,550 square feet of retail space for $34.3 million in cash, including the proceeds of a tax-deferred exchange. The centers, located in Elk Grove, Fair Oaks and Manteca, serve the

Sacramento and Central Valley areas of California. Western purchased the properties from Riley/Pearlman/Mitchell Company affiliated partnerships.

    Western acquired an 89,600-square-foot portion of the Laguna 99

Plaza in Elk Grove, a bedroom community fifteen miles south of

Sacramento. The center lies on Highway 99 at the intersection of Elk

Grove Boulevard. Anchor retailers of the 209,000-square-foot center include Wal-Mart. Major tenants of Western's portion of the property,

which is 98% leased, include Pak `N Save (Safeway) Supermarket and

Lyon's Restaurant. Elk Grove's population has more than doubled in the last five years to a population of 58,000 in 1993.

    Western also purchased the 97,300-square-foot Northridge Plaza in

Fair Oaks, a residential community ten miles northwest of Sacramento.

Anchor retailers of this center, which is 95% leased, include Raley's

Supermarket and Bank of America. Fair Oaks, which is part of the greater Sacramento metropolitan area, is a mature middle and upper-

middle class residential community with a population of 27,000.

    The third property, located in Manteca, lies fifteen miles south of Stockton in the Central Valley area of California. Western acquired a 96,650-square-foot portion of the Mission Ridge Plaza, located at the intersection of Highway 120 and South Main Street. Anchor retailers of the 325,000-square-foot center include Wal-Mart and Mervyn's. Major tenants of Western's portion of the center include Pak 'N Save

(Safeway) Supermarket, Fashion Bug, Clothestime and Big 5 Sporting

Goods. The center is fully leased.

    Western Investment Real Estate Trust, a self-administered equity real estate investment trust, invests primarily in community shopping centers and commercial buildings located in Northern and Central

California and Nevada. Based in San Francisco, Western now owns a portfolio of 59 income-producing properties. Western was founded in

1962.